Adient (“ADNT”) Investor Meeting November 2016

Forward looking statements 2 Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Adient, the ability of Adient to meet debt service requirements, the risk that disruptions from the spin-off will harm Adient’s business, competitive responses to the spin-off, general economic and business conditions that affect Adient following the spin-off, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission on April 27, 2016, which the SEC declared effective on September 29, 2016, and available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Meeting agenda 3 > Introduction to Adient & business overview > China / JV overview > Financial overview > Q&A > Appendix

Numerous reasons Adient is a solid investment 4 Market Position > Broadest and most complete range of seating products > Unparalleled customer diversity– market leadership in North America, Europe and China (unique and longstanding position in China through JV structure); support all major automakers (190+ active platforms) Earnings Growth > Lean and improving cost structure (targeting restructuring actions in process) > Upward trend in profitability expected to continue; ~200 bps margin improvement expected over the mid-term Cash Generation > Proven record of generating substantial cash flow > Cash generation will enable Adient to transition from a levered company to an investment grade company while enhancing shareholder value through a competitive dividend > Cash generation will support Adient’s profitable growth strategy (organic & inorganic)   

For many years Automotive was the growth engine of Johnson Controls 5 0 3 6 9 12 15 18 21 24 27 30 33 Prince Becker Ikeda Bussan Sagem Michel Thierry YFAI Interiors JV Revenue ($billion) 100% Unconsolidated JVs Revenue Hoover Universal JCIM JV Hammerstein, Keiper, Recaro Naue Group & Lahnwerk Yanfeng JV Roth Freres Sale of Electronics ˃ Recent JCI multi-industrial strategy constrained investment in automotive

Adient today

The largest global automotive seating supplier, supporting all major automakers in the differentiation of their vehicles through superior quality, technology and performance.



FY 2016

~$17 billion
Consolidated revenue

~$8 billion
Unconsolidated seating revenue

~$8 billion
Unconsolidated interiors revenue

230+
locations globally

25+
million seat systems a year

75,000
highly engaged employees

6

Introducing Adient Key changes going forward 7 Past Today > Part of a global multi-industry company > Improving business performance > Capital allocated to support multi-industry transformation > Focus on automotive seating ‒ Leaner cost structure > Expect 200 bps of margin improvement with double-digit EPS growth over the mid-term > Strong cash flow provides flexibility and ability to de-lever > Targeted capital allocation strategy > Smart reinvestment ‒ Growth capex, capital return and opportunistic M&A Focus on Increasing Value for Shareholders and Customers

Adient’s vision and mission bring focus to our success 8 Vision Mission Improving the Experience of a World in Motion We will be the world-class automotive seating supplier through leadership in cost, quality, launch execution, and customer satisfaction. We will leverage our capabilities to drive growth, both within and beyond the automotive industry.

Broadest and most complete range of Seating & Interior Products 9 Yanfeng Global Automotive InteriorsSeatingAdient Automotive Seating > Instrument Panels > Floor Consoles > Door Panels > Overhead Consoles > Decorative Trim > Complete Seat / Just-In-Time Manufacturing > Front & Rear Seat Structures > Track, Recliner, Manual Height Adjuster and Lock Mechanisms > Foam Cushions & Backs > Head Restraints & Armrests > Trim Covers & Fabrics > RECARO High Performance Seating > Commercial Vehicle Seating

Global market leader with diversified geographic exposure 10 34% Lear Magna Adient Other Faurecia Toyota Boshoku Adient share Includes non-consolidated revenue Revenue based on FY2015 (consolidated and non-consolidated) Source: IHS Automotive and management estimates Global market share 29% 6% 30% 35% Europe / Africa Revenue by geography Americas Asia / Pacific China Early investment in emerging markets allowed Adient to take advantage of the globalization of the automotive industry

Global competitive market position

ADIENT

- Adient is the leading player globally and in every major region worldwide
  - Leading automotive seating market share in North America and Europe
  - Leadership position in China, the world's largest and one of the fastest growing automotive markets
- Through our JVs, we plan to invest >$1bn in the Asia region
  - Primarily to drive continued growth in China



Total Market Size 2015: $59.8 Billion
2012–2014 CAGR
2015–2019 CAGR
1.5%
2.5%
$20.4B
1.5%
2.5%
$14.7B
11.3%
5.1%
$13.9B
1.0%
4.7%
$10.8B
In-house / small players 10%
Traditional competitors 54%
Adient 36%
In-house / small players 23%
Traditional competitors 39%
Adient 38%
In-house / small players 43%
Traditional competitors 13%
Adient 44%
In-house / Small players 49%
Traditional competitors 38%
Adient 13%
Segment
Americas
Europe
China
SE Asia, Japan, Korea

Source: IHS Automotive with management adjustments. Adjustments are based on management's knowledge of customer schedule details and participation in the global automotive seating market, and include identification of the seating provider for certain vehicle models unidentified by IHS Automotive, among others.

11

Our customer portfolio is the envy of the industry and closely mirrors our customer’s global market share 12 Based on FY16 Consolidated Sales Key Takeaways > Industry leading diversification > By customer -- largest customer accounts for 13% of total consolidated sales > By platform -- largest platform accounts for ~5% of total consolidated sales > Ability to leverage products across customers and regions > Scale provides leverage to optimize cost structure N. American OEM's 34% Asian OEM's 29% European OEM's 33% Other 4% Ford 13% GM 9% FCA 12% Toyota 9% Nissan 8% Hyundai/Kia 6% Honda 6% VW 10% Mercedes 7% Renault, Peugeot & Citroen 5% Volvo 4% BMW 4% JLR 3% Others 4%

Seating – growth market

ADIENT

1 Industry Growth[1]

- **Global light vehicle production remains robust** and is expected to reach production levels **of 101 million vehicles by 2020**
- **China continues to grow more rapidly than other major markets (4.2% CAGR),** albeit at a lower but **more sustainable rate than in past years**



China LV Sales (mm of units)
24.4
27.0
26.3
27.6
28.9
30.0
2015A
2016E
2017E
2018E
2019E
2020E

2 Mix

- Mix of Foam/Trim/JIT sourcing and component sourcing
- Continued shift towards SUV's / MPV's globally
- Increase in luxury / comfort features



Growth Drivers

Content Growth 3

- Increase in **passenger-focused technologies**:
  - Occupant sensing
  - Seat heating / cooling
  - Massage features
  - Passenger health and wellness
  - Advanced seat adjustability
- **Connected car / autonomous driving** provide large potential for content growth
  - Adient offers complete interior solution to potential new entrants
  - Autonomous trend likely to have a significant impact on interior content

1. Source: IHS Automotive.

13

The industry is shifting Trends & key questions 2020 and beyond Traditional manufacturers ... Industry trends > Autonomous driving > Electrification > Internet of things > Connectivity > Urbanization > Alternative propulsion > Slim & lightweight > Smart materials > Individualization > New shapes > Safety > Shared ownership 14 We address the questions of the traditional OEMs and the new players who accelerate industry trends. Examples ... and the new players

Opportunities in new markets Growing outside traditional auto markets 15 West Coast New Players Railway Seating Commercial Vehicle Seating Aircraft Seating

Meeting agenda 16 > Introduction to Adient & business overview > China / JV overview > Financial overview > Q&A > Appendix

Adient – Winning in China 17 0 2 4 6 8 10 2000 2005 2010 2015 2020E U n c o n s o l i d a t e d S a l e s @ 1 0 0% ( $ B ) Adient Seating China > We have nearly 45 percent market share of the seating business in China, making us the industry leader > By leveraging our market position, we expect to outpace the market, further expanding our share and strengthening our leadership > Seating in China (incl. joint ventures) highlights: ‒ $7.3 billion revenue in FY16 ‒ 17 joint ventures ‒ 3 tech centers ‒ 1,300 engineers ‒ 60 manufacturing plants in 32 cities ‒ 31,000 employees

Joint venture structure 18 Tailored Strategy for Each JV Equity Share Strategic Plan Joint Venture Chinese Group Partner OEM partnered with Chinese Auto Group Adient Partner > Components for China & Asia Pacific > Regional growth > Low cost engineering and innovation YFJC SAIC 49.99% 50.01% Sub-partners Chang’An Dongfeng > Operational Efficiency > Leverage current relationship FJC FAW 50.0% 50.0% > Separate seating & interior business > Growth focus on luxury segment BJC BAIC 51.0% 49.0% GAJC CGJC GAC 52.0% 48.0% SJJ Brilliance 50.0% 50.0% > Grow market share JCYM SAIC Supply all non-FAW customers 50.0% 50.0% FFJC FAW Supply all FAW customers 50.0% 50.0% > Fabrics capabilities WFJC Wanfang Focus on global OEMs 50.0% 50.0% NNGJC NNG Focus on local OEMs 30.0% 70.0% Yanfeng Automotive Interiors (YFAI) 30.0% 70.0% Seating Components Interiors 2016A Equity Income: $357mm & Cash Dividends: $199mm

Adient China's current seating market share in each big auto group

ADIENT

% **Adient's JIT market share in each auto group, based on 2016 production volume (PV)**

● Where competitors have alliance with the auto group


PV seating market share per each big auto group
4.57M units
3.39M units
2.87M units
2.00M units
1.86M units
LEAR
sitech
78.0%
LEAR
TACHI-S
faurecia
GSK
DAEWON
26.4%
LEAR
TOYOTA BOSHOKU
Daigong
GSK
62.6%
LEAR
32.0%
LEAR
HYUNDAI DYMOS
DAS
*GHRC
28.8%
SAIC
Dongfeng
FAW
Chang'an
BAIC

- Since 1997, JV model has advantaged us in each main auto group
- Both global & local competitors are gradually applying this business model in China, we are no longer the exclusive partner everywhere – thus value proposition and partnership management become more important for future success

Source : IHS 201606 Forecast, traditional passenger vehicle (2016 total market size:20.4million)
Market share information: JCI internal information
**GHRC =Beijing Guanghua Rongchang*

19

> Increasing growth to non-Tier 1 cities ‒ Well positioned to grow through our JV structure with all OEMs ‒ Foreign OEMs adding competitive products in non- Tier 1 & 2 cities ‒ Local manufacturers recognize Adient’s value proposition 20 > Premium segment remains robust ‒ Strong and growing position with Daimler, BMW, Audi, and Volvo ‒ Significant driver of content growth Market trends strengthening our leading position > Shift to SUV / MPV segment ‒ New business wins with both domestic and global manufacturers’ JV programs will grow our share in segment ‒ Increased content on SUV / MPV vehicles vs. sedans / wagons > Ability to offset “price downs” ‒ Scale advantage ‒ Mature business processes / proven capability ‒ High level of localization ‒ Leveraging Adient’s customer / JV relationships

Meeting agenda 21 > Introduction to Adient & business overview > China / JV overview > Financial overview > Q&A > Appendix

Adient financial overview

- **Financial profile**
  - ~$17bn consolidated net sales
- **Consolidated seating**
  - ~200 bps margin improvement expected in mid-term
    - Lower SG&A
    - Improved performance in metals business
    - Wind down of remaining interiors business
  - Strong cash generation
- **China**
  - Continued unconsolidated top-line growth
  - Increasing equity income
  - Increasing cash dividends

Key Metrics	Expected Range
Net Leverage[1]	2.0x
Cash on Balance Sheet [2]	$550mm
Tax Rate	Irish Domicile ~10–12%
Capital Expenditures	Higher to Support Growth Initiatives
Dividends	In-line with Auto Supplier Peers

1. Refer to appendix for management's rationale for using these metrics and reconciliation to US GAAP
2. Pro forma cash based on preliminary opening cash balance of Adient. Refer to pg 36 for Net Leverage calculation

22

23 > Consolidated revenue of $16.8M increased 1% vs. FY15 excluding the impact of the Interiors deconsolidation and foreign exchange. > Unconsolidated revenue of approximately $16B in FY16.  Sales in China (primarily unconsolidated) increased 46% to $11.9 billion (up 16% excluding the impact of the deconsolidation of Interiors and foreign exchange). > Increase in earnings driven by a higher level of equity income, cost savings generated from restructuring programs (including SG&A savings initiatives), and operational efficiencies. > Pro Forma Adj. EBITDA margin increased 90 basis points to 9.1% in FY16 compared with FY15. Years Ended September 30, 2015 and 2016 1. Net revenues for FY15 have been adjusted for the impact of deconsolidating YFAI ($2.9M) and foreign currency translation ($0.4M). 2. Refer to appendix for management’s rationale for using these metrics and reconciliation to US GAAP. FY15 FY16 FY15 FY16 Net Revenues(1) ($ in billions) $16.8$16.7 Pro Forma Adjusted EBITDA(2) ($ in millions) $1,524 $1,361  Adj. for deconsolidation of Interiors and FX +1% +12% Profitability on an upward trajectory

> Positive volume trends and backlog > Well positioned to capture growth in China through equity income from market leading JV > Improved operational efficiencies driven by: ‒ Implementation of world-class operating system ‒ G&A reduction ‒ Metals and Mechanisms improvement ‒ Increased use of low-cost footprint (Mexico, Eastern Europe and China) ‒ Improved product mix (complete seat / JIT sourcing) > Significant restructuring program expected to deliver ~$100mm net earnings benefit > Leaner cost structure expected to result in ~200bps margin improvement 24 Increased Profitability Increased Cash Flow Increased Value to Shareholders Drivers of future earnings growth

Earnings growth bridge 0 1 2 3 4 SG&A Benchmark Savings SG&A China Support Metals Growth Inv. / Other Targeted Improvement C u m u l a t i v e S a v i n g s ( % o f S a l e s ) Key Takeaways > 200 bps margin improvement identified > Key drivers: ‒ Leaner cost structure ‒ Metals integration & recovery opportunity > Improvement expected over the mid-term ‒ Immediate near-term impact from corporate SG&A opportunities ‒ Longer dated impact for integration & restructuring associated with the metals business 25 +2.0% (0.5%) +1-2% (0.5-1.5%) +2.0% Incremental Impact of Key Margin Enhancement Initiatives (% of Sales)

26 > Strong initial free cash flow 1 ‒ Low tax rate (Irish domicile ~10-12%) ‒ Minimal working capital needs ‒ Smart reinvestment / capital expenditures (maintenance & growth) > Growing opportunity ‒ Margin / earnings growth ‒ Increasing equity income and cash dividends ‒ Lower cash restructuring over time > Strong cash flow profile will enable rapid de-leveraging post-spin ‒ Will allow Adient to transition towards investment grade credit metrics 1. Refer to appendix for management’s rationale for using these metrics Adient cash flow profile

FCF Growth Key Takeaways > FY17 expected results include: ‒ A heightened level of cash outflows (~$280M) related to restructuring initiatives ‒ Anticipated one-time expenses (~$100M) associated with “Becoming Adient” ‒ Elevated CapEx of ~$75M related to IT and facility capital associated with stand up costs ‒ ~$20M – 30M lower dividends at YFAI (not reflective of full year run rate) > Significant improvement in FCF driven by: ‒ Lower cash restructuring ‒ Margin growth (SG&A improvement and metals performance) ‒ Increasing dividend growth from China JVs 27 $250 +1-2% (0.5-1.5%) Incremental Impact of Cash Flow Items (1) 1. Excludes equity income from unconsolidated joint ventures 2017 FCF Restructuring Becoming Adient Dividends from JV Margin Growth Capex/Other 2019 FCF C u m u l a t i v e F C F ( $ i n M i l l i o n s ) $250 $250 (1)

28 Note: Yanfeng Automotive Interiors (YFAI) JV formed on July 2, 2015, and did not generate a cash dividend to Adient in FY2015 or FY2016. 1. Includes $106 million and $3 million of non-cash gains related to fair value adjustments of Adient’s existing cash equity investments in FY2013 and FY2012, respectively. No such gains existed in FY2016, FY2015, or FY2014. “Cash rich / low debt” balance sheets  maximum disbursement of earnings after reinvestment Dividends paid in arrears based on prior year retained earnings  certainty of distribution in the current year Adient JV equity income and cash dividend summary Sources Equity Income Cash Dividends Paid % Conversion 2012A $2111 $143 67.8% 2013A $3021 $148 49.0% 2014A $284 $176 62.0% 2015A $295 $193 65.4% 2016A $357 $199 55.7% FY12A – FY16A CAGR 14.1% 8.6% FY12A – FY16A Median 62.0% Adjusted for YFAI, % conversion is 68.8%. YFAI expected to generate a “partial” cash dividend in FY17.

Looking forward: FY2017 guidance 29 Revenue $16.8 to $17.0 billion Adj. EBIT (Incl. ~$380 million of E.I.) $1.15 to $1.2 billion Depreciation & Amortization $400 million Interest Expense $145 million Effective Tax Rate 10 to 12% Adj. Net Income $850 to $900 million Capital Expenditures $545 to $575 million (includes ~$75 million IT and facility capital associated with stand-up costs) Free Cash Flow $250 million (includes elevated level of restructuring and capital expenditures) Reconciliations of non-GAAP measures related to FY2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations

Adient’s key investment thesis 30 Market Position > Broadest and most complete range of seating products > Unparalleled customer diversity– market leadership in North America, Europe and China (unique and longstanding position in China through JV structure); support all major automakers (190+ active platforms) Earnings Growth > Lean and improving cost structure (targeting restructuring actions in process) > Upward trend in profitability expected to continue; ~200 bps margin improvement expected over the mid-term Cash Generation > Proven record of generating substantial cash flow > Cash generation will enable Adient to transition from a levered company to an investment grade company while enhancing shareholder value through a competitive dividend > Cash generation will support Adient’s profitable growth strategy (organic & inorganic)   

Meeting agenda 31 > Introduction to Adient & business overview > China / JV overview > Financial overview > Appendix

Appendix and Financial Reconciliations 32

Adient debt and maturity profile 33 Capitalization Detail No Near Term Maturities Term Loan A EUR Notes USD Notes $ 1,500 $1,119 $ 900 $ 0 $ 400 $ 800 $ 1,200 $ 1,600 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 ($ in millions) Source: Management estimates 1 - USD/EUR exchange rate at time of issuance of 1.10 USD/EUR; USD/EUR conversion for September 30, 2016 management accounts is 1.19 USD/EUR. 2 - Refer to appendix for management’s rationale for using these metrics and reconciliation to US GAAP ($ in millions) $ Amount Coupon Pro Forma Cash $ 550 Revolving Credit Facility ($1.5bn) due 2021 - New Term Loan A due 2021 1,500 LIBOR +175 Senior Unsecured Notes (EUR) due 2024¹ 1,119 3.500 % Senior Unsecured Notes (USD) due 2026 900 4.875 % Other Debt 45 Total Debt $ 3,564 Net Debt 2 $ 3,014

34 > Segment EBIT, Pro-forma Adjusted EBIT, Pro-forma Adjusted EBITDA, Free Cash Flow, Net Debt and Net Leverage are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. > Segment EBIT, Pro-forma Adjusted EBIT, Pro-forma Adjusted EBITDA and Free Cash Flow are measures used by management to evaluate the operating performance of the company and its business segments to forecast future periods. ‒ Segment EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs in accordance with U.S. GAAP, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Segment EBIT. ‒ Pro-forma Adjusted EBIT is defined as Segment EBIT excluding restructuring related charges, purchase accounting amortization, transaction (gains) losses and other significant non-recurring items, and pro-forma IT dis-synergies. ‒ Pro-forma Adjusted EBITDA is defined as Pro-forma Adjusted EBIT excluding depreciation and stock based compensation. ‒ Free Cash Flow is defined as cash from operating activities less capital expenditures ‒ Management uses these measures to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact on any particular period. These measures are also used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry > Net Debt is calculated as gross debt less cash and cash equivalents > Net Leverage is calculated as Net Debt divided by Pro Forma Adjusted EBITDA Non-GAAP financial measurements

Non-GAAP reconciliations
Segment EBIT, Pro-forma Adjusted EBIT, Pro-forma adjusted EBITDA

(in $ millions)	Q1-2016	Q2-2016	Q3-2016	Q4-2016	FY16	FY15
Income before income taxes	$207	$82	$143	($42)	$390	$959
Net financing charges	2	4	2	14	22	12
Restructuring and impairment costs[1]	--	169	75	88	332	182
Pension mark-to-market[2]	--	--	--	110	110	6
Segment EBIT	**$209**	**$255**	**$220**	**$170**	**$854**	**$1,159**
Separation costs[3]	$60	$72	$122	$115	$369	$--
Multi-employer pension credit[4]	(8)	(7)	(8)	(1)	(24)	(19)
Restructuring related charges[5]	4	3	3	4	14	16
Purchase accounting amortization[6]	9	10	9	9	37	23
Transaction gain[7]	--	--	--	--	--	(137)
Other non-recurring items[8]	(13)	(28)	(14)	--	(55)	--
Pro-forma IT dis-synergies[9]	(6)	(7)	(6)	(7)	(26)	(26)
Pro-forma Adjusted EBIT	**$255**	**$298**	**$326**	**$290**	**$1,169**	**$1,016**
Stock-based compensation	$1	$5	$14	$8	$28	$16
Depreciation	82	81	77	87	327	329
Pro-forma Adjusted EBITDA	**$338**	**$384**	**$417**	**$385**	**$1,524**	**$1,361**

1. Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420.
2. Reflects net mark to market adjustments on pension and postretirement plans.
3. Reflects expenses associated with the separation and distribution from Johnson Controls International plc.
4. Reflects the removal of multi-employer pension plan credits for pension plans that remained with Johnson Controls International plc.
5. Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not fall into the severance, exit or disposal category and therefore do not meet the definition of restructuring under ASC 420.
6. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income.
7. Reflects transactional gains related to divestitures completed by Adient. During fiscal 2015, Adient completed its global automotive interiors joint venture with Yanfeng Automotive Trim Systems and recorded a gain of $127 million. Also during fiscal 2015, Adient completed a divestiture in the Seating segment and recorded a gain of $10 million.
8. Reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from a prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement.
9. Reflects IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under Johnson Controls International plc.

35

Non-GAAP reconciliations Total leverage and net leverage ratios 36 Source: Pro forma cash based on preliminary opening cash balance of Adient; Gross debt derived from management accounts as of September 30,2016; pg 35 for FY16 pro forma adjusted EBITDA (in $ millions) Sept 30, 2016 Pro forma Cash 550$                     Total debt 3,564                   Net debt 3,014$                 FY16 Pro Forma Adjusted EBITDA 1,524$                 Total Leverage: 2.3                        x Net Leverage: 2.0                        x